Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the Quarterly Report of ChevronTexaco Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David J. O’Reilly, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DAVID J. O’REILLY

David J. O’Reilly
Chairman of the Board and
Chief Executive Officer

Dated: May 7, 2004

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